                                                                   EXHIBIT 10.26

                            STOCKHOLDERS' AGREEMENT

                           DATED AS OF JUNE 30, 1994

                                    Between

                          CITADEL HOLDING CORPORATION

                                      and

                             FIDELITY FEDERAL BANK,
                             A Federal Savings Bank

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----


                                   ARTICLE I

                              Certain Definitions
                              -------------------


                                   ARTICLE II

                       Certain Restrictions on Transfers
                       ---------------------------------
     2.1  ..........................................................      5
     2.2  ..........................................................      6
     2.3  ..........................................................      6
     2.4  ..........................................................      6

                                  ARTICLE III

                             Right of First Refusal
                             ----------------------

     3.1  Rights of First Refusal...................................      7
     3.2  Subsequent Transfers......................................      9
     3.3  Certain Violations........................................      9

                                   ARTICLE IV

                                FFB Call Option
                                ---------------

     4.1  ..........................................................      9
     4.2. ..........................................................      10
     4.3  ..........................................................      11
     4.4  ..........................................................      12

                                   ARTICLE V

                                     Legend
                                     ------

     5.1  ..........................................................      12
     5.2  ..........................................................      12

                                                                         Page
                                                                         ----

                              ARTICLE VI

                Indemnification; Cooperation; CHC Reimbursements
                ------------------------------------------------

     6.1  FFB Indemnification; Directors' and
            Officers' Insurance.......................................    13
     6.2  ............................................................    13


                                  ARTICLE VII

                     Transactions Occurring on Closing Date
                     --------------------------------------

     7.1  Consummation of Transactions on Closing Date................   16


                                  ARTICLE VIII

          Certain Accounting Matters; Provision of Certain Information
          ------------------------------------------------------------

     8.1  The Recapitalization........................................   17
     8.2  Certain Information.........................................   17


                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

     9.1  Recapitalization, Exchanges, etc. Affecting
            the Shares................................................   18
     9.2  Arbitration.................................................   19
     9.3  Injunctive Relief...........................................   20
     9.4  Successors and Assigns......................................   20
     9.5  Amendment; Waiver...........................................   21
     9.6  Notices.....................................................   21
     9.7  Inspection..................................................   21
     9.8  Applicable Law..............................................   21
     9.9  Headings....................................................   21
     9.10 Integration.................................................   22
     9.11 Severability................................................   22
     9.12 Counterparts................................................   22

                            STOCKHOLDERS' AGREEMENT
                            -----------------------


          STOCKHOLDERS' AGREEMENT ("Agreement"), dated as of June 30, 1994, between Citadel Holding Corporation, a Delaware corporation ("CHC"), and Fidelity Federal Bank, A Federal Savings Bank ("FFB").


                                   ARTICLE I

                              Certain Definitions
                              -------------------

           As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          "Beneficial Owner", when used in connection with any security, means
           ----------------
one or more Persons, who would be deemed to be the beneficial owners of such security within the meaning of Rule 13d-3 or 13d-5 under the Exchange Act or who have the right to become such beneficial owners (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant, right or other instrument, or otherwise. The terms

"Beneficially Owned" and "Beneficial Ownership" shall refer to the beneficial
- - -------------------       --------------------
ownership of securities by such Beneficial Owner.

          "Board Resolution" shall mean a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of FFB to have been duly adopted by the Board of Directors of FFB and to be in full force and effect on the date of such certification.

          "Book Value", with respect to any share of Class A Common Stock, shall
           ----------
mean (i) the difference between (A) the stockholders' equity of FFB as of FFB's most recent quarterly balance sheet determined in accordance with generally accepted accounting principles minus (B) the aggregate par value or stated value, as the case may be, and accrued but unpaid dividends, if any, with respect thereto, of outstanding shares of FFB's preferred stock to the extent not reflected as liabilities on such balance sheet divided by (ii) the total
                                                   ------- --
number of shares of Common Stock then outstanding determined on a fully-diluted basis.

           "Bulk Sale Losses" shall have the meaning assigned to such term in
            ----------------
Section 6.2(c) of this Agreement.

           "Call Notice" shall have the meaning assigned to such term in Section
            -----------
4.1 of this Agreement.

          "Call Price" shall mean with respect to any Shares (i) if, on the date
           ----------
the Call Notice is delivered, there is a Public Trading Market for the Class A Common Stock, 1.1 times the Current Market Price per share of Class A Common
                  -----
Stock determined as of such date and (ii) if, on the date the Call Notice is delivered, there is no Public Trading Market for the Class A Common Stock, the Book Value per share of the Class A Common Stock determined as of the end of FFB's then most recent fiscal quarter.

           "Call Shares" shall have the meaning assigned to such term in Section
            -----------
4.1 of this Agreement.

           "CHC Person" shall have the meaning assigned to such term in Section
            ----------
4.1 of this Agreement.

           "Class A Common Stock" shall mean the Class A Common Stock, par value
            --------------------
$0.01 per share, of FFB.

           "Class B Common Stock" shall mean the Class B Common Stock, par value
            --------------------
$0.01 per share, of FFB.

           "Class C Common Stock" shall mean the Class C Common Stock, par value
            --------------------
$0.01 per share, of FFB.

          "Closing Date" shall mean the time and date on which the
           ------------
reclassification of the outstanding shares of common stock into shares of Class B Common Stock becomes effective.

           "Commission" shall have the meaning set forth in Section 4.3.
            ----------

          "Common Stock" shall mean, collectively, the Class A Common Stock, the
           ------------
Class B Common Stock and the Class C Common Stock.

           "Cure" shall have the meaning assigned to such term in Section 6.2(c)
            ----
of this Agreement.

          "Current Market Price", with respect to any share of Class A Common
           --------------------
Stock on any day, shall mean the average of the daily closing prices for the 5 consecutive trading days selected by FFB commencing not more than 20 trading days before, and ending not later than, the day in question.

The "closing price" for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System.

           "Distribution Notice" shall have the meaning assigned to such term in
            -------------------
Section 4.1 of this Agreement.

          "Excess Shares" shall mean, with respect to the Shares Beneficially
           -------------
Owned by all CHC Persons at any time, the excess, if any, of such number of Shares over the aggregate number of shares of Common Stock then Beneficially Owned by the single stockholder that is not a CHC Person with the greatest Beneficial Ownership of such shares at such time.

           "Exchange Act" shall mean the Securities Exchange Act of 1934.
            ------------

           "FFB Indemnified Parties" shall have the meaning assigned to such
            -----------------------
term in Section 6.1 of this Agreement.

           "FFB Notice" shall have the meaning assigned to such term in Section
            ----------
3.1(b) of this Agreement.

          "Five Percent Transfer" shall mean (i) a sale of Shares representing
           ---------------------
more than 5% of the then outstanding Common Stock, determined on a fully-diluted basis or (ii) a sale of Shares to any Person if, after giving effect to such sale, such Person (including any Group of which such Person is a member) and the Affiliates of such Person would Beneficially Own more than 5% of the then outstanding Common Stock, determined on a fully-diluted basis; provided,
                                                               --------
however, that (i) no dividend, rights offering or similar distribution by CHC to
- - -------
its stockholders shall be a Five Percent Transfer, and (ii) no sale involving a public distribution, whether pursuant to an effective Form OC, through the facilities of a securities exchange or as a result of the publication by a broker or dealer of bid or asked quotations in an interdealer quotation system shall be deemed to be a Five Percent Transfer.

          "Form 10-K Filing Date" shall mean the date of the filing by FFB of
           ---------------------
its annual report on Form 10-K for

FFB's next succeeding fiscal year following its fiscal year ended December 31, 1993.

          "Group" shall mean any group of Persons formed for the purpose of
           -----
acquiring, holding, voting or disposing of securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned securities of a class representing more than 5% of all securities of such class then outstanding.

           "Meeting" shall have the meaning set forth in Section 4.3.
            -------

           "Offered Securities" shall have the meaning assigned to such term in
            ------------------
Section 3.1(a) of this Agreement.

           "Offer Terms" shall have the meaning assigned to such term in Section
            -----------
3.1(a) of this Agreement.

          "Offering Circular" shall mean the Offering Circular, dated July 12,
           -----------------
1994, of FFB in the form contained in the Form OC (OTS Docket No. 5770), as amended at the time such Form OC is declared effective by the Office of Thrift Supervision.

          "Person" shall mean a corporation, association, partnership,
           ------
organization, business, individual, government or political subdivision thereof or governmental agency.

          "Placement Agency Agreement" shall mean the Placement Agency Agreement
           --------------------------
dated July 12, 1994, among FFB, CHC and J.P. Morgan Securities Inc., as placement agent.

           "Proxy Statement" shall have the meaning set forth in Section 4.3.
            ---------------

          "Public Trading Market" shall mean, with respect to any security, that
           ---------------------
such security is listed on any national securities exchange or admitted for quotation on the National Association of Securities Dealers, Inc. Automated Quotations System.

           "Purchase Money Debt" shall have the meaning assigned to such term in
            -------------------
Section 3.1(a) of this Agreement.

           "Repurchase" shall have the meaning assigned to such term in Section
            ----------
6.2(c) of this Agreement.

           "Repurchased Asset" shall have the meaning assigned to such term in
            -----------------
Section 6.2(d) of this Agreement.

           "Resale Terms" shall have the meaning assigned to such term in
            ------------
Section 6.2(d) of this Agreement.

           "Seller" shall have the meaning assigned to such term in Section
            ------
3.1(a) of this Agreement.

           "Seller's Notice" shall have the meaning assigned to such term in
            ---------------
Section 3.1(a) of this Agreement.

           "Shares" shall mean shares of Class B Common Stock.
            ------

          "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate,
           --------
give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way encumber or dispose of, directly or indirectly, and whether or not voluntarily, any Shares.

           "Transferee" shall have the meaning specified in Section 2.1.
            ----------

          "Unrestricted Transfer" shall mean (i) a transfer of Shares pursuant
           ---------------------
to an effective Form OC in accordance with the provisions of the Registration Rights Agreement, dated as of June 30, 1994, between FFB and CHC or (ii) a Transfer in a transaction not involving a public distribution made otherwise than through the facilities of a securities exchange or as a result of the publication by a broker or dealer of bid and ask quotations in an inter-dealer quotation system.

           "Violation" shall have the meaning assigned to such term in Section
            ---------
3.3 of this Agreement.


                                   ARTICLE II

                       Certain Restrictions on Transfers
                       ---------------------------------

          2.1 No holder of Shares shall, directly or indirectly, Transfer Shares to any Person (regardless of the manner in which such holder initially acquired such Shares) (any Person in whose favor a Transfer of Shares is made, and all subsequent transferees of any such Person, regardless of the method of Transfer, being referred to collectively as "Transferees" and individually as a "Transferee"), if such Transfer is prohibited by any provision of Article II or III hereof. FFB shall not reflect on its books any Transfer of Shares to any Person except in accordance with this Agreement, and any Transfer of Shares not permitted by the provisions of this Agreement shall be null and void ab initio.
                                                                     -- ------

          2.2 Without the prior approval of the Board of Directors of FFB, evidenced by a Board Resolution, no holder of Shares shall, directly or indirectly, Transfer Shares, except in an Unrestricted Transfer, if, after giving effect to such Transfer and all other Transfers (other than any Unrestricted Transfers) by such holder during the 30-day period immediately preceding the date of such Transfer, such holder would have Transferred Shares constituting in excess of 5% of the outstanding Common Stock, calculated on a fully-diluted basis as of the date of such Transfer.

          2.3 No holder of Shares shall, directly or indirectly, Transfer Shares if, immediately after giving effect to such Transfer, such Shares shall not have converted into shares of Class A Common Stock of FFB unless:

           (A) the Transferee shall have executed and delivered to FFB, as a condition precedent to such Transfer, an instrument or instruments in form and substance reasonably satisfactory to FFB confirming that such Transferee agrees to be bound by the terms of this Agreement;

           (B) the certificates issued to the Transferee which represent the Shares so Transferred shall bear the legends provided in Article V; and

           (C) in the case of any Transfer of Shares to an entity that was formed for the purpose of acquiring such Shares or that, immediately following such Transfer, will have no substantial assets other than such Shares, such entity shall agree (x) to have its shares of common stock or instruments reflecting equity interests therein legended to note the restrictions on Transfer contained in this Agreement as if they were Shares and (y) that no shares of stock or other equity interests in any such entity may thereafter be transferred to any Person other than in accordance with the terms of this Agreement as if such stock or other equity interests were Shares.

          2.4  Pledges.  None of the restrictions contained in this Agreement
               -------
with respect to Transfers of Shares shall apply to the pledge of Shares, or the grant of a security interest, lien or other encumbrance thereon (each a

"pledge"), to a commercial bank, savings and loan institution or any other lending institution as security for any indebtedness to such lender; provided that prior to any such pledge, the pledgee shall deliver to FFB its written agreement, in form and substance reasonably satisfactory to FFB, that upon any foreclosure, such pledgee, or such other Person acquiring such Shares upon such foreclosure, shall assume and be bound by all the terms of this Agreement.


                                  ARTICLE III

                             Right of First Refusal
                             ----------------------

          3.1  Rights of First Refusal.  (a)  If at any time any holder of
               -----------------------
Shares desires to make a Five Percent Transfer of any Shares to any other Person (including without limitation any other holder of Shares), such holder shall first give written notice to FFB stating such holder's desire to make such Five Percent Transfer, the number of Shares proposed to be Transferred, the price and other terms on which such holder proposes to Transfer such Shares and the aggregate number of Shares of which such holder is the Beneficial Owner. For purposes of this Agreement, any notice stating a holder's desire to Transfer Shares is referred to as a "Seller's Notice"; the Shares covered by any Seller's Notice are referred to as the "Offered Securities"; the holder giving the Seller's Notice is sometimes referred to as the "Seller"; and the price and other terms on which the holder proposes for such Transfer are referred to as the "Offer Terms." Each Seller's Notice shall constitute an irrevocable offer by the Seller to sell to FFB the Offered Securities on the Offer Terms; provided, however, that if such Offer Terms include the deferral of any part of
- - --------  -------
the purchase price or the receipt by the Seller of any form of indebtedness in consideration for the applicable Transfer ("Purchase Money Debt"), then such offer may be stated in the Seller's Notice to be, and if so stated shall be, conditioned on any Person accepting such offer demonstrating his or its creditworthiness to the reasonable satisfaction of the Seller. Notwithstanding anything to the contrary contained in this Article III, no Offer Terms in respect of Offered Securities may include any form of consideration other than cash (which may be paid at closing, in installments or after any period of time) or Purchase Money Debt of the Transferee of such Offered Securities.

          (b) FFB or its assignee shall have the right to purchase all, but not less than all, of the Offered Securities on the Offer Terms (but subject to the proviso contained in Section 3.1(a)). FFB or such assignee may
- - -------
exercise such right by giving notice to the Seller, within thirty (30) days after the date of receipt by FFB of the Seller's Notice, of FFB's election or such assignee's election to purchase such Offered Securities (the "FFB Notice"). The FFB Notice shall constitute an irrevocable commitment to purchase such Offered Securities from the Seller on the Offer Terms.

          (c) If FFB fails to elect to purchase all the Offered Securities within the time periods specified in this Section 3.1, then the Seller (i) shall be under no obligation to sell any of the Offered Securities to FFB, unless the Seller so elects, and (ii) may, within a period of ninety (90) days from and after the date of the Seller's Notice, Transfer all but not less than all of the Offered Securities to one or more Persons on terms no less favorable to the Seller, and including no less cash, than the Offer Terms.

          (d)  Notwithstanding anything to the contrary contained in this
Section 3.1, if, as contemplated by the proviso contained in Section 3.1(a), a
                                        -------
Seller's Offer Terms include any Purchase Money Debt, and such Seller is not reasonably satisfied with the creditworthiness of a Person who has committed to purchase Offered Securities on such Offer Terms, then such Person may, at his or its option, elect to make a cash payment at the closing provided for in Section 3.1(e) in lieu of such Purchase Money Debt, the amount of which shall be the fair market value thereof as determined by a nationally recognized investment banking firm selected by FFB. If such option is not exercised as to any Offered Securities, then, subject to Section 3.1(c) hereof, the Seller may Transfer such Offered Securities on the Offer Terms (or other terms satisfying Section 3.1(c)), but only if (i) the Person obligated (whether primarily, as surety, as an issuer of a letter of credit or in a similar capacity) to pay such Purchase Money Debt has outstanding debt securities rated in one of the top four categories by a nationally recognized statistical rating agency and such obligation is with recourse to such Person or (ii) such Person secures such obligation with collateral having an ascertainable fair market value at least equal to the amount of such obligation (including interest to accrue thereon).

          (e) The closing of the purchase and sale of any Offered Securities under this Section 3.1 shall take place on such date, not earlier than 20 nor later than 60 days following the date of receipt of the FFB Notice by the Seller, as FFB and the Seller shall mutually agree. The closing shall be held at 10:00 a.m., local time, at the principal office of FFB. At such closing, (i) the Seller shall deliver to each Person purchasing Offered Securities certificates representing the Shares being sold, free and clear of any lien, claim or encumbrance (and each Seller shall represent and warrant that such Shares shall, immediately prior to such sale, be so free and clear), (ii) each such Person shall, subject to Section 3.1(d), deliver to the Seller the consideration to be paid for such Shares in accordance with the Offer Terms, and (iii) the Seller and each such Person shall execute such other documents and take such other action as shall be reasonably necessary to consummate the purchase and sale of the applicable Offered Securities on the terms contemplated by the Offer Terms (subject to Section 3.1(d)).

          3.2  Subsequent Transfers.  If FFB or its assignee does not elect to
               --------------------
purchase all the Offered Securities on the Offer Terms and the Seller shall not have consummated the Transfer of all of the Offered Securities to any Transferee or Transferees prior to the expiration of the ninety (90) day period specified in Section 3.1(c), then the provisions of this Article III shall again apply, and such Seller shall not Transfer or offer to Transfer any of such Offered Securities not so Transferred during such period without again complying with this Article III.

          3.3  Certain Violations.  FFB shall not be obligated to purchase the
               ------------------
Offered Securities at any time pursuant to this Article III regardless of whether it has delivered an FFB Notice if the purchase of any or all of the Offered Securities would conflict with or result in a violation of any law, statute, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court of governmental authority applicable to FFB or any of its subsidiaries (a "Violation"). As soon as practicable after FFB's determination that the purchase of any or all of the Offered Securities would result in a Violation, FFB shall give written notice of such fact to Seller.


                                   ARTICLE IV

                                FFB Call Option
                                ---------------

          4.1 During the period commencing on the day 180 days after the Closing Date and ending on the day eighteen months after the Closing Date, FFB shall have an irrevocable option to redeem, and CHC and its Affiliates (each a "CHC Person") shall be required to transfer to FFB upon exercise of such option, all, but not less than all, of the Excess Shares held by any CHC Person or all CHC Persons; provided, however,
                                                             --------  -------
that no such transfer to FFB by any CHC Person shall be required in the event such option is exercised by FFB in anticipation of any merger or consolidation of FFB with any other Person, any sale of all or substantially all of FFB's assets, any distribution of cash or property by FFB to its stockholders (other than any ordinary cash dividend), or any other transaction involving the receipt by holders of any class of Common Stock of any cash or other property. If FFB desires to exercise its option to redeem any Shares from any CHC Person pursuant to this Section 4.1, FFB shall give written notice (the "Call Notice") of its intention to redeem such Shares (the "Call Shares") to such CHC Person. The redemption price per share of such Shares shall be the Call Price, payable in cash. The obligation of each such CHC Person to transfer such Excess Shares to FFB shall be pro rata in proportion to the number of Shares held by each such
             --- ----
CHC Person compared to the number of Shares held by all such CHC Persons. Notwithstanding the foregoing, any CHC Person may, no later than the tenth day after receipt of the Call Notice, deliver to FFB written notice (the "Distribution Notice") of its intention to distribute to its stockholders in a dividend, rights offering or similar distribution any or all of the Excess Shares. Such CHC Person shall complete such dividend, rights offering or distribution no later than 120 days after the date the Distribution Notice is delivered to FFB. No later than the date of such dividend, rights offering or distribution, each CHC Person making such a distribution shall give to FFB written notice (the "Distribution Completion Notice") of such distribution and of the remaining number of Excess Shares held by such CHC Person immediately after giving effect to such dividend, rights offering or distribution. Upon receipt of such notice, FFB, may, at its option, elect to redeem any or all of such remaining Excess Shares held by such CHC Person on the date determined pursuant to Section 4.2 hereof or, by written notice to such CHC Person given no later than the fifth day after receipt of the Distribution Completion Notice, elect to cancel the Call Notice as to such CHC Person, in which event FFB shall have no obligation to redeem any of such Excess Shares.

          4.2 The closing of the redemption of the Call Shares shall take place on such date, not earlier than 20 nor later than 60 days following the date of receipt of the Call Notice by the last CHC Person to receive such notice, as FFB and CHC shall mutually agree; provided, however, that (i) in the event that a
                              --------  -------
CHC Person delivers a Distribution Completion Notice pursuant to Section 4.1 hereof, such closing, if any, shall be postponed to such date, not earlier than 20 nor later than 60 days following the date of receipt by FFB of the Distribution Completion Notice, as FFB and CHC shall mutually agree and (ii) in the case of any Shares called for redemption from CHC, the closing of the redemption of any Call Shares to be redeemed from CHC (but not the closing of the redemption of Call Shares from any other CHC Person) shall be postponed (in addition to, and not in lieu of, any postponement required under clause (i) of this sentence) to such date, not earlier than the date of the applicable Meeting with respect thereto and not later than five days thereafter. The closing shall be held at 10:00 a.m., local time, at the principal office of FFB. At such closing, (i) each CHC Person shall deliver to FFB certificates representing the Call Shares being transferred at such closing upon such redemption by such CHC Person, free and clear of any lien, claim or encumbrance (and CHC shall represent and warrant that such Shares shall, immediately prior to such transfer, be so free and clear), (ii) FFB shall deliver to such CHC Person the consideration to be paid for such Call Shares in accordance with Section 4.1 hereof and (iii) each such CHC Person and FFB shall execute such other document and take such other action as shall be reasonably necessary to consummate the redemption of such Call Shares.

          4.3 Notwithstanding the foregoing, FFB shall have no right to redeem from CHC, and CHC shall not be obligated to transfer to FFB upon any call for redemption, any Shares unless and until such redemption shall have been authorized and approved by the holders of a majority of the outstanding stock of CHC entitled to vote thereon. CHC shall, as promptly as practicable following delivery of a Call Notice, take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and By-Laws to convene a meeting (the "Meeting") of its stockholders to vote on such redemption and shall file with the Securities and Exchange Commission (the "Commission") under the Exchange Act, and shall use its best efforts to have cleared by the Commission a proxy statement or information statement, as applicable (the "Proxy Statement"), with respect to a meeting of stockholders for purposes of approving such redemption. As promptly as practicable after the Proxy Statement has been cleared by the Commission, CHC shall mail the Proxy Statement to its stockholders as of the record date for the Meeting. Subject to the directors' fiduciary duties under applicable law as advised by counsel reasonably satisfactory to FFB, the Proxy Statement shall contain the recommendation of the Board of Directors of CHC in favor of approval of such redemption.

          4.4 FFB shall not be obligated to redeem any Shares at any time pursuant to this Article IV (regardless of whether it has delivered a notice of its election to redeem any Call Shares) to the extent that the redemption of such Call Shares would result in a Violation. As soon as practicable after FFB's determination that the redemption of any Call Shares from any CHC Person would result in a Violation, FFB shall give written notice of such fact to such CHC Person.


                                   ARTICLE V

                                     Legend
                                     ------

          5.1 All holders of Shares agree that any certificates evidencing Shares shall be stamped or endorsed with a legend in substantially the following form:

THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER'S AGREEMENT DATED AS OF JUNE 30, 1994 BETWEEN FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK ("FFB"), AND CITADEL HOLDING CORPORATION, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND THE RIGHT OF FFB TO REDEEM SUCH SHARES UNDER CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF FFB AND MAY BE OBTAINED BY THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO FFB.

          5.2 All holders of Shares agree that any certificates representing Shares or shares of Class A Common Stock issued upon conversion of Shares shall be stamped or endorsed with a legend in substantially the following form (and such holders shall be deemed to have agreed to comply with the restrictions set forth in such legend):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES REGULATIONS OF THE OFFICE OF THRIFT SUPERVISION (THE "OTS") AND MAY ONLY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH SUCH SECURITIES REGULATIONS AND APPLICABLE STATE SECURITIES LAWS AND ONLY (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY 12 CFR PART 563G-1, (2) TO FFB, (3) IN A TRANSACTION OTHERWISE EXEMPT FROM SUCH REGISTRATION, SUBJECT TO RECEIPT BY FFB OF SUCH OTHER EVIDENCE (INCLUDING AN OPINION OF COUNSEL) ACCEPTABLE TO IT THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION AND IS IN COMPLIANCE WITH SUCH APPLICABLE STATE SECURITIES LAWS OR (4) PURSUANT TO AN OFFERING CIRCULAR DECLARED EFFECTIVE BY THE OTS, OR ANY SUCCESSOR THERETO, PURSUANT TO SUCH SECURITIES REGULATIONS.

                                   ARTICLE VI

                Indemnification; Cooperation; CHC Reimbursements
                ------------------------------------------------

           6.1  FFB Indemnification; Directors' and Officers' Insurance.
                -------------------------------------------------------

          (a) From and after the Closing Date, FFB shall maintain and honor all rights to indemnification (including rights with respect to the advancement of expenses incurred in defense of any action or suit), contribution and exculpation of each present or former director, officer, employee and agent of FFB or any of its subsidiaries (the "FFB Indemnified Parties") existing as of the Closing Date with respect to matters existing or occurring at or prior to the Closing Date, whether claims relating thereto are asserted prior to or after the date hereof, to the fullest extent that FFB is permitted under applicable law and its charter and bylaws in effect on the Closing Date, and to the full extent FFB may be otherwise contractually required to do so.

          (b) This Section 6.1 is intended to be for the benefit of, and to grant third party beneficiary rights to, the FFB Indemnified Parties, whether or not they are parties to this Agreement, and each of the FFB Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.1.

          (c) In the event that, after the Closing Date, FFB or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions will be made so that the successors and assigns of FFB assume the obligations of FFB set forth in this Section 6.1.

           6.2  Cooperation; CHC Reimbursements
                -------------------------------

          (a) FFB shall take reasonable steps to cooperate with CHC and any officer, director or controlling person of CHC in the defense of any action, claim or proceeding brought by any stockholder of FFB against CHC or any such officer, director or controlling person arising out of or in any way relating to the offering contemplated by the Form OC (OTS Docket No. 5770) filed by FFB with the OTS. Notwithstanding the foregoing, FFB shall be under no obligation to take any action under this Section 6.2(a) that the Board of Directors of FFB determines in good faith would be reasonably likely to impair, in any material respect, the ability of FFB or any officer or director of FFB to assert, on its own behalf, any defense or potential defense in connection with such action, claim or proceeding.

          (b) Promptly after receipt by CHC, or any officer, director or controlling person of CHC, of notice of any action, suit or proceeding which may give rise to an obligation by FFB to cooperate in the defense thereof under this
Section 6.2, such party shall give prompt written notice thereof to FFB indicating with reasonable particularity the nature of such action, suit or proceeding and the basis thereof (it being understood that any failure by any such Person to give, or delay by any such Person in giving, such notice shall not excuse the obligation of FFB hereunder to assume the defense of such action, suit or proceeding, except to the extent FFB may be actually prejudiced thereby or to the extent such assumption may be impracticable as a result of such failure or delay). In case any such action, suit or proceeding shall be brought against CHC or any officer, director or controlling person of CHC, and FFB is also a defendant in such action, FFB shall, except to the extent that such assumption would be inappropriate due to an actual conflict of interest, assume the defense thereof at FFB's expense, with counsel reasonably satisfactory to CHC. To the extent such assumption would be inappropriate due to such a conflict of interest, FFB shall have no responsibility for the fees and expenses of counsel for CHC or such officer, director or controlling person of CHC, in connection with such action, suit or proceeding. CHC, or such officer, director or controlling person of CHC, shall be entitled to retain its own separate counsel, at its own expense, whether or not the defense of such action, suit or proceeding is assumed by FFB, and FFB shall cause its counsel to cooperate with such counsel to the extent appropriate under the circumstances, taking into account any conflicts of interest between FFB, on the one hand, and CHC or such officer, director or controlling person, on the other hand. Without the written consent of CHC or such officer, director or controlling person of CHC, FFB shall not effect the settlement or compromise on behalf of CHC or such officer, director or controlling person, as the case may be, of, or consent to the entry of any judgment against CHC or such officer, director or controlling person of FFB, as the case may be, with respect to, any pending or threatened action, suit or proceeding.

          (c) In the event that FFB shall be required to repurchase (a "Repurchase") any assets or cure (a "Cure") a breach of a Recourse Representation (as defined in the Offering Circular) contained in a Bulk Sale Agreement (as defined in the Offering Circular), CHC shall reimburse FFB for any Bulk Sale Losses, not to exceed $4,000,000 in the aggregate, resulting therefrom. Promptly after becoming aware of any breach, or assertion by any Person that there has been a breach, of a Recourse Representation in a Bulk Sale Agreement as to which CHC may be required to reimburse FFB pursuant to this
Section 6.2(c), FFB shall notify CHC of such breach or assertion and provide to CHC such information in connection therewith as CHC may from time to time reasonably request. FFB shall consult with CHC with respect to any decision whether to effect a Repurchase or Cure in connection with any such breach and shall make such decision in a manner reasonably calculated to minimize the loss incurred in connection with such breach. Until the day 180 days after the last closing to occur under any Bulk Sale Agreement (or, if earlier, the earliest day on which CHC shall have reimbursed FFB $4,000,000 pursuant to this Section 6.2(c)), CHC shall maintain, in a segregated account solely for the satisfaction of any obligations of CHC under this Section 6.2(c), the lesser of (i) the amount of any Adjustment Payment (as defined in the Offering Circular) received by CHC and (ii) $4,000,000. So long as any such funds are required to be so segregated, CHC shall invest such funds solely in securities backed by the full faith and credit of the United States of America with a remaining maturity not in excess of one year. "Bulk Sale Losses" shall mean (i) with respect to any Cure in connection with any asset, amounts reasonably expended in effecting such Cure, which amounts (A) shall not exceed the amount FFB would have been required to pay pursuant to the applicable Bulk Sale Agreement to repurchase such asset and (B) shall not include fees and expenses of outside counsel to FFB in connection with the Cure, or any breach of a Recourse Representation to which such Cure relates, except if the retention of outside counsel shall be reasonable under the circumstances (such outside counsel as to which FFB is seeking reimbursement hereunder to be selected by CHC and reasonably acceptable to FFB), and (ii) with respect to any Repurchase of any asset, (A) in the event such asset is sold by FFB subsequent to such Repurchase within 6 months of the date of Repurchase, the amount, if any, by which the amount paid by FFB under the applicable Bulk Sale Agreement to effect such Repurchase exceeds the amount realized upon such sale and (B) in the event FFB is unable to effect such a sale by the date six months after the date of such Repurchase, after using commercially reasonable efforts to effect such a sale, at CHC's option either the price paid by FFB to effect such Repurchase or the amount, if any, by which such price exceeds the appraised value of such asset as reasonably determined by an appraiser selected by CHC using accepted valuation methodologies appropriate for the asset in question. In the event that, upon the Repurchase of any asset, CHC shall elect pursuant to clause (ii)(B) of the immediately preceding sentence to pay to FFB the price paid by FFB to effect such Repurchase, CHC shall be entitled to receive from FFB all of FFB's right, title and interest in such asset in consideration of such payment.

          (d) In effecting any such Cure or reselling any asset repurchased (a "Repurchased Asset"), FFB shall consult with CHC. Prior to agreeing to resell any Repurchased Asset for an amount less than the amount paid for such asset by FFB under the applicable Bulk Sale Agreement, FFB shall notify CHC in writing of the proposed terms of such resale (the "Resale Terms"). CHC shall have 10 days from the date of its receipt of such notice to agree in writing to purchase such Repurchased Asset for the Resale Terms, which purchase shall be consummated no later than 30 days after the expiration of such 10 day period. If CHC does not so agree during such 10 day period, FFB shall be free to sell the Repurchased Asset for terms no less favorable to FFB (including without limitation no less cash) than the Resale Terms.


                                  ARTICLE VII

                     Transactions Occurring on Closing Date
                     --------------------------------------

          7.1  Consummation of Transactions on Closing Date.  On the Closing
               --------------------------------------------
Date, recognizing that the transactions referred to below are conditioned upon one another, the closing of such transactions shall nevertheless be deemed to occur in the following order:

           . First, the grant by FFB to CHC of an option to purchase the Office Buildings (as defined in the Offering Circular);

          . Second, the sale by FFB to CHC of certain assets as part of the Citadel Sale (as defined in the Offering Circular) on the terms, including the related financing to be provided by FFB, and the transfer by FFB to CHC of the D&O Litigation (as defined in the Offering Circular), in each case as described in the Offering Circular;

          . Third, the issuance and sale of a minimum of 20,952,381 shares and a maximum of 22,000,000 shares of

Class A Common Stock and Class C Common Stock pursuant to the several Investors' Purchase Agreements (as defined in the Offering Circular);

          . Fourth, the repurchase and cancellation of all of the subordinated notes issued and outstanding under that certain Loan Agreement dated as of May 15, 1990 among CHC, FFB and the Lenders named therein relating to $60 million original principal amount of FFB's 11.68% Subordinated Notes due 2000 in accordance with the terms of the Settlement Agreement (as defined in the Offering Circular); and


          . Fifth, the execution and delivery by FFB of certain leases of portions of the Office Buildings in accordance with the terms described in the Offering Circular.


                                  ARTICLE VIII

          Certain Accounting Matters; Provision of Certain Information
          ------------------------------------------------------------

          8.1  The Recapitalization.  On the Closing Date, FFB's charter shall
               --------------------
be amended and restated as described in the Offering Circular, as a result of which the share of common stock, par value $.01 per share, held of record and beneficially by CHC, will be reclassified into a number of shares of Class B Common Stock and, under certain circumstances, an amount in cash, all as described in the Offering Circular. For purposes of determining Stockholders' Equity and Adjusted Stockholders' Equity (as defined in the Offering Circular) at June 30, 1994, FFB and CHC agree that the accounting and income tax items set forth on Annex A hereto shall be accorded the treatments set forth thereon.

           8.2  Certain Information.
                -------------------

          (a) FFB shall promptly provide to CHC such information as CHC may reasonably request in order to permit CHC to include in its annual reports on Form 10-K or quarterly reports on Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 such information with respect to FFB as may be required by such Forms. Notwithstanding the foregoing, FFB shall be under no obligation to provide any such information in connection with any such Form if CHC shall not have accounted for its investment in FFB on a consolidated basis or using the equity method for any of the periods for which financial statements are required to be presented in such

Form. CHC shall use its best efforts to maintain the confidentiality of all confidential information of FFB which is obtained by CHC pursuant to this
Section 8.2. The term "best efforts" shall mean efforts at least as thorough as the efforts CHC uses to maintain the confidentiality of its own confidential information. Notwithstanding the foregoing, (i) CHC may disclose such information (a) at the request of any applicable regulatory authority or in connection with an examination of FFB by such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law (including the Exchange Act in connection with the filing by CHC of any Form 10-K or 10-Q), (d) at the express direction of any other agency or regulatory authority having jurisdiction over FFB or CHC, provided that in each of the cases identified in (a) through (d) CHC has promptly notified FFB in writing prior to such disclosure and cooperates with FFB, at FFB's expense, in any proceeding to maintain such information under seal or to otherwise prevent the public disclosure thereof; and (ii) the obligations of CHC under this paragraph shall not apply to information that has entered the public domain through no fault of CHC or which CHC has rightfully acquired from third persons not known by CHC to be under an obligation of confidence to FFB.

          (b) So long as FFB shall furnish holders of Class A Common Stock or Class C Common Stock with annual or quarterly reports pursuant to the Placement Agency Agreement, FFB shall concurrently furnish such reports to each holder of Class B Common Stock.


                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

          9.1  Recapitalization, Exchanges, etc. Affecting the Shares.  The
               ------------------------------------------------------
provisions of this Agreement applicable to the Shares shall also apply with respect to any and all shares of capital stock of FFB (other than any shares of Class A Common Stock) or any successor or assign of FFB (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise; provided, however, that upon the issuance of
                                    --------  -------
any shares of Class A Common Stock in exchange for shares of Class B Common Stock pursuant to the terms of FFB's Amended and Restated Charter S, as in effect immediately following the Recapitalization (as defined in the Offering Circular), the provisions of this Agreement shall not apply to such shares of Class A Common Stock or to any shares of capital stock of FFB thereafter issued in respect of, in exchange for or in substitution for such shares of Class A Common Stock. In the event of any change in the capitalization of FFB, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

           9.2  Arbitration.
                -----------

          (a) Except for an action by any party hereto seeking solely a temporary restraining order, preliminary or final injunction or specific performance requiring or prohibiting future action, any and all disputes between or among the parties hereto, however significant, arising out of, relating in any way to or in connection with this Agreement (including the validity, scope and enforceability of this arbitration clause) shall be solely settled by an arbitration conducted in accordance with the rules of the American Arbitration Association or any similar successor body and to be held in Los Angeles, California.

          (b) Any arbitration hereunder shall be held before a single arbitrator mutually agreed to by the parties thereto, except that, if the parties shall fail to agree to such an arbitrator within five days from the date on which the claimant's request for arbitration is delivered to the other party to the arbitration, such arbitration shall be held before a panel of three arbitrators and each party shall appoint one arbitrator. If a party fails to nominate an arbitrator within 10 days from the date on which the claimant's request for arbitration has been communicated to the other party, the appointment shall be made by the American Arbitration Association. The two arbitrators so appointed shall attempt to agree upon the third arbitrator to act as chairman. If the two arbitrators fail to nominate the chairman within 10 days from the date of appointment of the later appointed arbitrator, the chairman shall be selected by the American Arbitration Association.

          (c) Discovery may be taken in the arbitration proceedings pursuant to the provisions of California Code of Civil Procedure Section 1283.05, which are incorporated herein by reference and made applicable to any arbitration held pursuant to this Section.

          (d) The award of the arbitrator(s) shall be final, and the parties agree to waive their right to any form of appeal, to the greatest extent allowed by law, and to share equally the fees and expenses of the arbitrators. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction or application may be made to such court for the judicial acceptance of the award and for order of enforcement.

          (e) If any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

          9.3  Injunctive Relief.  Each party hereto acknowledges that it would
               -----------------
be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against such party, without the necessity of posting bond or other security against such party, and consents to the entry of injunctive relief against such party enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

          9.4  Successors and Assigns.  All the terms and provisions of this
               ----------------------
Agreement shall be binding upon, shall inure solely to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person. Without limiting the generality of the foregoing, FFB shall have the right, at any time and from time to time, without the consent of any holder of Shares, to assign to any Person any or all of FFB's rights pursuant to Section 3.1 hereof. If any holder shall acquire additional Shares and if any Transferee of any holder of Shares shall acquire any Shares, in each case in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares such Person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

          9.5  Amendment; Waiver.  (a)  This Agreement may be amended as to any
               -----------------
holder of Shares only by a written instrument duly executed by FFB and such holder.

          (b) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being effective only if contained in a writing executed by the waiving party.

          9.6  Notices.  Except as otherwise provided in this Agreement, all
               -------
notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail, or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows: if to FFB to it at 600 North Brand Boulevard, Glendale, California 91203, Attention: General Counsel, facsimile transmission no. (818) 549-3773, and if to the other parties at the address or facsimile transmission number specified below its name on the signature pages hereto (or, in the case of Persons who become parties hereto subsequently, at their last addresses or facsimile transmission numbers shown on the record books of FFB). Each holder of Shares, by notice given to FFB in accordance with this Section 10.5, may change the address or facsimile transmission number to which such notice or other communications are to be sent to such holder of Shares.

          9.7  Inspection.  For so long as this Agreement shall be in effect,
               ----------
this Agreement and any amendments hereto shall be made available for inspection and copying on any business day at the offices of FFB at the address thereof set forth in Section 8.5 above.

          9.8  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          9.9  Headings.  The descriptive headings of the several sections in
               --------
this Agreement are for convenience only
and do not constitute part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          9.10  Integration.  This Agreement and the other writings referred to
                -----------
herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

          9.11  Severability.  If any term or provision of this Agreement or any
                ------------
application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

          9.12  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                            FIDELITY FEDERAL BANK,
                              A Federal Savings Bank


                            By: /s/ Godfrey B. Evans
                               -----------------------------------------
                                 Godfrey B. Evans
                                 Executive Vice President and Secretary



                            CITADEL HOLDING CORPORATION


                            By: /s/ Richard M. Greenwood
                               -----------------------------------------
                                 Richard M. Greenwood
                                 President and Chief Executive Officer